Exhibit 23

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-117791 of Green Bankshares, Inc. of our report dated July 27, 2012 relating to the financial statements of Green Bankshares, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
July 27, 2012